Exhibit 10.1(b)


BANK OF OKLAHOMA N.A.                                  Jane P. Faulkenberry
                                                       Senior Vice President
Bank of Oklahoma Tower                                 918-588-6272
P 0. Box 2300                                          FAX: 918-280-3368
Tulsa, Oklahoma 74192                                  Jfaulkenberry@bokf.com



January 1, 2004

Ms. Debra Roe
Chief Financial Officer
The Monarch Cement Company
449 1200 Street
Humboldt, KS 66748

RE: Second Amendment to Agreement dated January 1, 2001 between The Monarch Cement Company ("Borrower") and Bank of Oklahoma, N.A. ("Lender") in the aggregate amount of $35,000,000 (the "Loan Agreement"), as amended by First Amendment dated December 31, 2002.

Dear Debbie:

Bank of Oklahoma, N.A. ("Lender") is pleased to renew the $10,000,000 Revolving Line of Credit ("Revolving Line") subject to the terms of this letter amendment ("Second Amendment").

Section 2 of the Loan Agreement is hereby deleted and replaced with the following:

1. The Revolving Line. Lender agrees to loan Borrower up to $10,000,000 as Borrower may from time to time request as evidenced by a promissory note in the form attached as Exhibit A, maturing on December 31, 2004 (which together with any extensions, renewals and changes in form thereof, is hereinafter referred to as the "Line Note"). Advances under the Line Note shall be used for working capital and general corporate purposes, including issuance of letters of credit.

    1.1. Provided there is no Event of Default, Borrower may advance, pay down, and re-advance funds on the Line Note.

    1.2. Letters of Credit shall be issued pursuant to Lender's standard procedure, upon receipt by Lender of an application; provided that (a) no event of default has occurred and is continuing, and (b) the requested letter of credit will not expire after the maturity date of the Line Note. Borrower shall pay all standard fees and costs charged by Lender in connection with the issuance of Letters of Credit. Lender shall be reimbursed for drawings under the Letters of Credit either by Borrower or by an advance on the Line Note.

    1.3. Borrower may prepay the Revolving Line in whole or part at any time without penalty.

    1.4. Interest shall accrue and be payable quarterly as set forth in the Line Note at a floating interest rate of J.P. Morgan Chase prime rate less ..75%. The outstanding principal balance plus accrued interest shall be payable at maturity date of December 31, 2004.

TERMS AND CONDITIONS: Unless otherwise agreed to in writing by Lender, all terms and conditions, representations, and warranties of Borrower in the Loan Agreement, as amended, remain in full force and effect. In addition to the terms of the Loan Agreement, as amended, Borrower consents to the provisions of the Term Note and the Line Note; provided however, that to the extent any conflict exists between the Loan Agreement and the Notes, then the Loan Agreement shall be controlling.



LENDER                              BORROWER

Bank of Oklahoma, N.A.              The Monarch Cement Company


By:  /s/ Jane Faulkenberry          By: /s/ Walter H. Wulf, Jr.
Name: Jane Faulkenberry             Name: Walter H. Wulf, Jr.
Title: Senior Vice President        Title: President
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